Exhibit 99.2

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Copano Energy, L.L.C.

NASDAQ: CPNO

IPAA Conference

April 2005

Copano Energy

Forward-Looking Statements

Forward-Looking Statements

Statements made by representatives of Copano Energy, L.L.C. (the “Company”) during this presentation may constitute “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, made by representatives of the Company during this presentation that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.

Any forward-looking statements made by representatives of the Company during this presentation are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, then the Company’s actual results may differ materially from those implied or expressed by the forward-looking statements. These risks include an inability to obtain new sources of natural gas supplies, the loss of key producers that supply natural gas to the Company, key customers reducing the volume of natural gas and natural gas liquids they purchase from the Company, a decline in the price and market demand for natural gas and natural gas liquids, the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment and other factors detailed in the Company’s Securities and Exchange Commission filings.

The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

Copano Energy Overview

•                  Growth-oriented midstream energy company founded in 1992

•                  Significant pipeline growth – from 23 miles to nearly 1,500 miles

•                  One of the largest independent networks of natural gas pipelines in the Texas Gulf Coast region

•                  Second largest natural gas processing plant in the Texas Gulf Coast, third largest plant in the State of Texas

•                  Strong producer and customer focus

•                  Highly competitive and flexible services

•                  Provide midstream services to over 700,000 MMBtu/day of natural gas

•                  EBITDA(1) for twelve months ended December 31, 2004 of $29.5 million

(1)          EBITDA is defined as net income (loss) plus interest expense, provision for income taxes and depreciation and amortization expense.  See page 25 for a reconciliation of EBITDA to net income (loss) and cash flow from operating activities.

Recent Successful IPO

IPO Date	November 2004

Securities Sold:	5,750,000

Gross Proceeds:	$115 million

IPO Price:	$20 per Common Unit

Minimum Quarterly Distribution:	$0.40 per quarter; $1.60 per year

Expected Tax Deferral:	80% (average through 2007)

Ticker / Exchange:	CPNO / NASDAQ

Unit Price Performance Since IPO

[CHART]

•                  Current Effective Yield (as of April 1, 2005): 5.5%

•                  46% increase in price IPO-to-date

Copano Energy

L.L.C., not MLP

LLC Structure

Public – 57.7%	Pre-IPO Investors	-	42.3%
	Copano Management	–	21.4%
	Institutions	–	20.9%

			No GP &
			No LP !

Copano Energy, L.L.C. NASDAQ:CPNO

Copano Energy, L.L.C. vs. Typical MLP

Characteristic	Typical MLP	Copano Energy, L.L.C.
Non–Taxable Entity	Yes	Yes
Tax Shield on Distributions	Yes	Yes
Tax Reporting	Form K-1	Form K-1
General Partner	Yes	No
Incentive Distribution Rights	Yes; up to 50%	No
Voting Rights	No	Yes

Attractive Distribution Yield (1)

[CHART]

(1)          MLP current yields as of April 1, 2005 from RBC MLP coverage universe

(2)          MLP Average consists of APL, XTEX, ETP, MWE, KMP, EPD, NBP, EEP

(3)          GP Average consists of XXTI, KMI, MWP

Key Advantages of LLC Structure

•                  Lower cost of capital than traditional MLP structure

•                  Common Unit distribution growth not burdened by payment of IDRs to General Partner

•                  Cost of equity always equals market yield

•                  Facilitates accretive acquisitions

•                  Enhanced ability to use LLC units as acquisition currency - more appealing to sellers (no General Partner promote)

•                  Acquisitions are more accretive at a given price

•                  Simple and fair - alignment of interests among all investors

•                  Investors share equally in all cash flows

•                  With significant ownership, management is strongly motivated to increase distributions

•                  Board of directors elected annually by all unitholders through cumulative voting

LLC Case Study – Provides Higher Cash Distribution

Comparison of Acquisition Impact to MLP at 50% IDR vs. LLC

	MLP with 50% IDR	LLC
Assumed Units Outstanding	10,000,000	10,000,000

Assumed Unit Price	$20.00	$20.00
Yield	6%	6%
Annual Unit Distributions	$1.20	$1.20

Acquisition Cost	$80,000,000	$80,000,000

Annual Distributed Cash Flow *	10,000,000	10,000,000
GP Split	50%	N/A
DCF to GP	5,000,000	N/A

DCF to LP/LLC	$5,000,000	$10,000,000

Impact of Acquisition on Distributions

50% Equity Financed
Additional units	2,000,000	2,000,000
Pro Forma Total Units	12,000,000	12,000,000

Annual Unit Distributions	$1.42	$1.83

% Increase in Unit Distributions	18%	53%

* After debt financing costs and retained cash flows

LLC Case Study – Provides Lower Cost of Equity Capital

Impact of IDR Rates on Incremental Cost of Equity

	Current IDR Rate	Nominal Yield (1)	Incremental Cost of Equity (2)

MLP A	50%	5.5%	11.0%

MLP B	25%	5.5%	7.4%

Copano Energy	N/A	5.5%	5.5%

(1)          Current market yield (April 1, 2005)

(2)          Reflects marginal cost of equity, assuming no change in the current IDR tier.

Asset Map

[GRAPHIC]

Copano Energy Overview

Pipelines Segment	Processing Segment

• Gathering and intrastate transmission of natural gas	• Natural gas processing, conditioning and treating and NGL
fractionation and transportation
• South Texas, Coastal Waters, Central Gulf Coast and Upper
Gulf Coast regions of Texas	• Approximately 42% of gross margin for year ended
12/31/2004
• Approximately 58% of gross margin for year ended 12/31/2004

[GRAPHIC]	[GRAPHIC]

Pipelines

• Nearly 1,400 miles of gathering and transmission pipelines (1)

• Supply sources: 275 active receipt points, representing 173 producers and 3rd party shippers

• Capacity: 843,000 Mcf/d

• Average throughput: 325,407 Mcf/d for year ending 12/31/04

[GRAPHIC]

• Individual regions:

• South Texas	• Upper Gulf Coast

• Central Gulf Coast	• Coastal Waters

(1)          Reflects 100% of the volumes from the Webb/Duval systems and includes 144 miles of pipelines comprising the Webb/Duval systems. Copano owns a non-controlling 62.5% interest in and acts as operator of Webb/Duval Gatherers, which owns the Webb/Duval systems.

Processing

• Straddles Kinder Morgan Texas Pipeline’s (KMTP) Laredo-to-Katy pipeline	• Provides an integrated and centralized processing, conditioning and treating alternative for producers

• Removes NGLs received from KMTP and Central Gulf Coast Region	• Quicker attachments
• Lower producer capital costs
• Fractionates NGLs into separate marketable products for sale to third parties

• Capacity: 700,000 Mcf/d

• Average throughput of 529,040 Mcf/d for year ending 12/31/04

• CO2 treating capability
[GRAPHIC]
• Ability to condition vs. fully process natural gas

• Significantly reduces NGL volume and commodity price exposure

• Major customers:

• Kinder Morgan, Dow, Enterprise Products Partners, TEPPCO

Copano Business Strategy

•                  Capture growth opportunities on existing assets

•                  Pursue complementary regional acquisitions & capital projects

•                  Exploit operating flexibility of assets

•                  Expand geographic scope into attractive regions where Copano’s growth strategy could be applied

Competitive Strengths

• Strategic position in major natural gas supply areas in Texas

• Pipelines have additional capacity

• Proven acquisition and integration experience

• Integrated midstream service model

• Strong industry relationships with producers & customers

[GRAPHIC]

Financial Overview

Gross Margin (1) Growth

[CHART]

(1) Segment gross margin is defined as revenue less cost of sales.  Cost of sales includes the following costs and expenses: cost of natural gas and NGLs purchased by Copano from third parties, cost of natural gas and NGLs purchased by Copano from affiliates, costs Copano pays third parties to transport volumes and costs the company pays affiliates to transport volumes.  See page 25 for a reconciliation of gross margin to operating income.

Financial Flexibility

Strong Capitalization…

•                  Debt to Capitalization Ratio (1) :  41%

•                  Debt to EBITDA ratio (1) :          1.9x

•                  Nine member banking group led by Bank of America

•                  Strong institutional unitholder base

•                  Strong capital support for acquisitions

•                  Substantial funding available under existing credit facilities

(1) LTM 12/31/04 EBITDA and Pro Forma Balance Sheet

Distribution Coverage

	Appendix D – Copano Energy Prospectus

	Net Income (Twelve months ending 6/30/05)	$12,732

Add:	Depreciation	6,755

	Interest Expense	2,076

	EBITDA	$21,563

	Implied Quarterly EBITDA	$5,391

	Cash Available from Operating surplus:	$18,581

	Total Unit Distribution coverage	1.1	x

•                  4th Quarter 2004 EBITDA of $11 Million (204% of Appendix D Implied Quarterly Forecast)

•                  Strong business environment

•                  Robust distribution coverage

•                  Actual results exceed pro-forma results from prospectus

Management and Operations Team

•                  Average 24 years experience in industry

•                  Significant acquisition and integration experience

•                  25 acquisitions completed since 1992

•                  Long-standing industry relationships enhance business development opportunities

•                  Management’s interest aligned with public through its significant ownership (21.4% of outstanding units)

•                  Common Unit option ownership throughout the organization

Exceptional Board

•                  75% of Board members are independent

Name	Primary Affiliation

William L. Thacker	Retired Chairman and C.E.O. TEPPCO Partners, L.P.

James G. Crump	Retired Global Energy & Mining Practice Leader PricewaterhouseCoopers

Ernie L. Danner	Executive Vice President Universal Compression Holdings Inc.

Scott A. Griffiths	Executive Vice President and C.O.O. Spinnaker Exploration Company

Michael L. Johnson	Retired Chairman and C.E.O. Conoco Gas & Power

T. William Porter III	Chairman and Founding Partner Porter & Hedges, L.L.P.

Robert L. Cabes, Jr.	Principal, Global Energy Partners, Credit Suisse First Boston

John R. Eckel, Jr.	Chairman and C.E.O. Copano Energy

Summary / Investment Highlights

•                  Strategic asset platform with available capacity for growth

•                  Proven acquisition, expansion, and integration experience

•                  Integrated and comprehensive package of midstream services

•                  Innovative LLC structure enhances distribution growth potential

•                  Attractive yield with significant tax deferral

•                  Ambitious growth strategy

•                  Motivated management team with extensive industry experience

Reconciliation to Non-GAAP Measures

The following table includes the following non-GAAP financial measures: (1) EBITDA and (2) segment gross margin.  We define EBITDA as net income (loss) plus interest expense, provision for income taxes and depreciation and amortization expense.  We define segment gross margin as revenue less cost of sales.  Cost of sales includes the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, costs we pay third parties to transport our volumes and costs we pay our affiliates to transport our volumes.  The following table presents a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP (in thousands).

Year Ended December 31,
2000	2001	2002	2003	2004
(In thousands)
$5,591	$6,096	$4,618	$7,348	$22,160

1,780	4,960	9,562	10,854	12,486
2,191	3,326	5,539	6,091	7,287
1,460	2,171	4,177	5,849	9,217
331	435	891	926	770
—	—	584	127	(419)
$11,353	$16,988	$25,371	$31,195	$51,501

$5,442	$4,052	$(1,641)	$(4,717)	$(915)

2,191	3,326	5,539	6,091	7,287
299	2,227	6,360	12,108	23,160
$7,932	$9,605	$10,258	$13,482	$29,532

$4,788	$13,107	$8,865	$15,296	$17,697

211	946	2,543	3,033	4,029
—	—	(584)	(127)	419
2,933	(4,448)	(566)	(4,720)	7,387
$7,932	$9,605	$10,258	$13,482	$29,532